UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 1, 2009
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3301 Exposition Boulevard, Suite 100
Santa Monica, California 90404
 (Address of Principal Executive Offices) (Zip Code)

(310) 401-2200
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On January 1, 2009 (the “Closing Date”), Genius Products, Inc. (the “Company”), Genius Products, LLC (the “Distributor”), The Weinstein Company Holdings LLC (“TWC Holdings”), Weinstein GP Holdings LLC (“Weinstein GP Holdings”), W-G Holding Corp. (“W-G Holding” and, collectively with TWC Holdings and Weinstein GP Holdings, the “TWC Parties”), Quadrant Management, Inc. (“Quadrant”) and GNPR Investments LLC, an affiliate of Quadrant (“GNPR Investments”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) in connection with the restructuring of the Distributor’s distribution relationship with The Weinstein Company LLC (“TWC”) and the sale by the TWC Parties of substantially all of their respective shares and ownership interests in the Company and the Distributor (the “Quadrant Transaction”).

Pursuant to the Purchase Agreement and effective as of the Closing Date, the Distributor and TWC agreed to settle all monetary obligations owing to TWC by Genius on an accrued basis for all distribution activity through September 30, 2008 pursuant to the Distribution Agreement between the Distributor and TWC (as amended, the “TWC Distribution Agreement”).  In connection with such settlement, (i) the Distributor issued to TWC a promissory note in the principal amount of $20 million (the “TWC Note”), which is payable on January 1, 2011 and accrues interest at a rate of 5% per annum, (ii) the Distributor agreed to pay to TWC up to an additional $43.3 million,  from the Closing Date through February 2010, subject to the satisfaction by TWC of certain conditions set forth in the Purchase Agreement and (iii) the Distributor agreed to pay to TWC a further amount to the extent the estimate of amounts payable from October through and including December 2008 is less than the actual amounts determined to be payable for such period, based on the monthly accounting statements for such periods and subject to audit by TWC (to the extent such estimate exceeds the actual amounts determined to be payable for such period, such excess may be offset by the Distributor against future amounts owed to TWC) Subject to the Distributor’s satisfaction of the aforementioned payment obligations, all remaining amounts owed by the Distributor to TWC through December 31, 2008 shall be reduced to zero and shall be extinguished.

Also pursuant to the Purchase Agreement and effective as of the Closing Date, (i) the TWC Parties sold to GNPR Investments an aggregate of 122,010,252 Class W Units of the Distributor (representing a 60% ownership interest in the Distributor) and the TWC Note for $20 million, and (ii) the TWC Parties sold to the Company an aggregate of 100 shares of the Company’s Series W Preferred Stock (representing 100% of the issued and outstanding shares of such Series W Preferred Stock).  Immediately following the Closing Date, the TWC Parties collectively retained 20,335,042 Class W Units of the Distributor, representing a 10% ownership interest in the Distributor; provided that in connection with such sale, the TWC Parties transferred to the applicable purchaser all of its rights to assert any management, control or voting rights over the Distributor.

In consideration for the sale of the Series W Preferred Stock, the Company issued to TWC Holdings two warrants (the “TWC Warrants”) entitling TWC Holdings to purchase in the aggregate 27,043,636 shares of the Company’s common stock (representing 10% of the fully-diluted shares of the Company immediately following the Closing Date).  The first of the TWC Warrants has a term of six (6) years, entitles TWC Holdings to purchase, for an exercise price of $0.0001 per share, up to 13,521,818 shares of the Company’s common stock and becomes exercisable in twelve (12) equal monthly installments commencing on January 1, 2010.  The second of the TWC Warrants has a term of seven (7) years, entitles TWC Holdings to purchase, for an exercise price of $0.0001 per share, up to 13,521,818 shares of the Company’s common stock and becomes exercisable in twelve (12) equal monthly installments commencing on January 1, 2011.  The vesting of shares under each of the TWC Warrants is conditioned on the effectiveness of the amended and restated TWC Distribution Agreement and TWC continuing to be in the principal business of producing, distributing, licensing and acquiring theatrical motion pictures, with unvested shares subject to forfeiture in the event that TWC terminates such agreement or ceases to engage in such business activities.

Amended TWC Distribution Agreement

Pursuant to the Purchase Agreement and effective as of the Closing Date, the Distributor and TWC entered into an Amended and Restated Distribution Agreement (the “Amended TWC Distribution Agreement”), amending and restating the TWC Distribution Agreement.  The Amended TWC Distribution Agreement provides for, among other things, (i) the grant to the Distributor of the exclusive right, in the United States and its territories, to distribute, design, manufacture, advertise, publicize, promote and market TWC-owned or controlled motion picture titles, with TWC retaining digital distribution rights to such titles; (ii) a term expiring on December 31, 2010, subject to extension by mutual consent until December 31, 2011; (iii) an increase in the distribution fee payable to the Distributor for theatrical titles released on home video after January 1, 2009; (iv) the elimination of all performance-based adjustment to the distribution fee payable to the Distributor (i.e., adjustments based on the level of home video sales of a title as compared to theatrical box office performance); (v) the addition of provisions requiring that all Distributor home video inventory created on or after October 1, 2008 and unsold at the end of the term be purchased by TWC at Distributor’s cost, with all inventory created prior to such date and unsold at the end of the term to be delivered to TWC at no cost; (vi) the pre-approval by TWC of the outsourcing (and the Distributor’s right to recoup outsourced costs) of certain distribution services; (vii) an increase in the Distributor’s permissible returns reserve; (viii) the elimination of provisions requiring the Distributor to maintain dedicated staff for the distribution of TWC product; (ix) the elimination of provisions requiring the Distributor to present content acquisition opportunities to TWC before the Distributor engages in such opportunities; (x) additional rights of the Distributor to recoup the costs of all approved third party manufacturing, distribution and marketing expenses, including all supply-chain expenses; (xi) the addition of potential incentive payments to TWC if certain distribution fees are earned by the Distributor from January 1, 2009 through December 31, 2010, subject to certain terms and conditions; (xii) the ability of the Distributor to cross-collateralize and recoup up to $7.5 million of unrecouped distribution and marketing expenses each month (up to $10 million for the period from October 1, 2009 through March 31, 2010), subject to certain terms and conditions; (xiii) the requirement to deliver to TWC monthly accounting statements within forty (40) days after the end of each month; (xiv) the elimination of provisions allowing TWC to terminate the agreement based on performance levels of the Distributor, such that TWC retains the right to terminate the Amended TWC Distribution Agreement only upon material default, an insolvency event or certain change of control events; (xv) the elimination of TWC’s right and/or obligation to “buy back” the distribution rights granted to the Distributor, with all such distribution rights terminating on expiration or termination of the term; (xvi) the elimination of “most favored nation” clauses in favor of TWC, except with respect only to distribution fees payable to the Distributor.

Exchange Agreement and Other Transaction Documents

Exchange Agreement

Pursuant to the Purchase Agreement, the Company, GNPR Investments and the TWC Parties entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which GNPR Investments and the TWC Parties agreed, subject to obtaining all necessary approvals from the Company’s Board of Directors and stockholders, to transfer to the Company all of their respective Class W Units of the Distributor in exchange for shares of a newly created Series A Interim Convertible Preferred Stock of the Company, which Series A Convertible Preferred Stock would entitle (i) GNPR Investments to convert their preferred shares into shares of the Company’s common stock representing 60% of all issued and outstanding common shares and (ii) the TWC Parties to convert their preferred shares into shares of the Company’s common stock representing 10% of all issued and outstanding common shares.  The transactions contemplated by the Exchange Agreement were consummated effective as of January 15, 2009, and, as a result, effective as of such date, the Distributor became a wholly-owned subsidiary of the Company.

Amendment to Distributor LLC Agreement

Pursuant to the Purchase Agreement, the parties agreed to amend and restate the Distributor’s Amended and Restated Limited Liability Company Agreement upon the consummation of, and to reflect, the transactions contemplated in the Exchange Agreement, subject to obtaining any necessary Company Board of Directors and/or stockholder approvals in connection with such amendments.

Amendment to Credit Agreement

In connection with the Quadrant Transaction and effective as of December 31, 2008, the Distributor entered into a Limited Consent and Amendment No. 3 to Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) with Société Générale, as administrative agent, collateral agent and L/C Issuer, the lenders party thereto, and Alliance & Leicester Commercial Finance plc (collectively, the “Lenders”).  The Credit Agreement Amendment amends the existing Amended and Restated Credit Agreement, dated as of November 1, 2007 (as amended, the “Credit Agreement”), previously disclosed in the Company’s Current Reports on Form 8-K filed on November 6, 2007 and December 3, 2008.

Pursuant to the Credit Agreement Amendment, among other things, (i) the Lenders consented to the Quadrant Transaction, (ii) the maturity date of the credit facility was set at August 31, 2009; (iii) the total commitment of the revolving credit facility is subject to reduction from $37.5 million to $30 million on March 31, 2009,  and to $25 million on June 30, 2009; (iv) the percentage of receivables that count towards establishing the Distributor’s borrowing base is reduced over time from 80% currently to 65% as of June 30, 2009 and thereafter; (v) the interest rate for each LIBOR Loan and Base Rate Loan (each as defined in the Credit Agreement Amendment) are increased to set amounts of 4% and 3%, respectively; and (vi)  additional financial covenants of the Distributor are added, requiring the Distributor to maintain certain minimum Borrowing Base Percentages and OIBDA (each as defined in the Credit Agreement Amendment).

Other Transaction Agreements

Pursuant to the Purchase Agreement, the Company also entered into a Stockholder Rights Agreement with TWC Holdings and GNPR Investments, pursuant to which (i) GNPR Investments granted to TWC Holdings the right to participate, on a pro rata basis, in a proposed bona fide sale or transfer by GNPR Investments of any equity securities of the Company; (ii) TWC Holdings and GNPR Investments agreed to vote for any proposed acquisition of the Company approved by the Company’s Board of Directors and a majority of its common stockholders; and (iii) TWC Holdings granted to the Company a right of first refusal with respect to any proposed sale by TWC Holdings of any of its equity securities of the Company (with such right of first refusal transferring to GNPR Investments if the Company declines to exercise such right), in each case subject to limited exceptions.

In addition, the Company also entered into a Registration Rights Agreement with TWC Holdings and GNPR Investments, pursuant to which the Company agreed to register for resale the shares of Company common stock issuable (i) upon conversion of the Series A Interim Convertible Preferred Stock that was issued to TWC Holdings and GNPR Investments upon the consummation of the transactions contemplated by the Exchange Agreement and/or (ii) upon the exercise of the TWC Warrants.  Pursuant to the Registration Rights Agreement, the Company agreed to file an initial registration statement with the Securities and Exchange Commission no later than the forty-fifth (45th) day after the Closing Date.

The preceding descriptions of the Purchase Agreement and the other agreements described in this Item 1.01 are summary in nature and do not purport to be complete.

Quadrant Services Agreement

On January 2, 2009, the Special Committee of the Board of Directors of the Company, on behalf of the Company, entered into a letter agreement (the “Restructuring Services Agreement”) with Quadrant, pursuant to which the Company agreed to pay to Quadrant $4 million in cash (by no later than January 2, 2009) in consideration for restructuring services provided by Quadrant since September 2008, including, among other services, securing $20 million in debt financing for the Company and the Distributor, negotiating the restructuring of the Distributor’s payment obligations to TWC and negotiating and obtaining Société Générale’s consent to the Quadrant Transaction.

Note and Warrant Purchase Agreement

On February 17, 2009, the Company and the Distributor entered into a Note and Warrant Purchase Agreement (the “Note and Warrant Purchase Agreement”) with certain institutional investors (the “Investors”), pursuant to which, among other things, (i) the Distributor issued to the Investors promissory notes with an aggregate principal balance of $5 million (the “Investor Notes”) and (ii) the Company  issued to the Investors five-year warrants to purchase an aggregate of up to 1,109,073,910 shares of the Company’s Common Stock at an exercise price of $0.0001 per share (the “Investor Warrants”).  Pursuant to the terms of the Note and Warrant Purchase Agreement, the Company and the Distributor may engage in subsequent closings and issue an aggregate of up to $9.5 million of Investor Notes and an aggregate of up to 1,984,587,356 Investor Warrants.

The principal amounts of the Investor Notes are due and payable on December 31, 2010 and accrue interest at a rate of 5% per annum as of February 17, 2009.  At the Distributor’s option and provided that the expiration date of the Amended TWC Distribution Agreement is extended to no earlier than December 31, 2011, the maturity date of the Investor Notes may be extended until December 31, 2011, in which case the Investor Notes shall accrue interest at a rate of 10% per annum for such extension period.  Repayment of all of the Investor Notes is subordinated to amounts owed by the Distributor to Société Générale.

The Investor Warrants are mandatorily exercisable at such time that the Company has sufficient authorized Common Stock to allow for the exercise of the Investor Warrants and the conversion of the Company’s Series A Interim Convertible Preferred Stock.

The Company is obligated to register for resale the shares of Common Stock issuable upon exercise of the Investor Warrants on a registration statement to be filed within forty-five (45) days after the closing of the Note and Warrant Purchase Agreement; provided that if the Company takes material steps toward terminating the registration of its Common Stock under the Exchange Act by May 30, 2009, the obligation to file the registration statement will be delayed for one year.
The Company intends to use the proceeds of the Investor Notes to repay existing indebtedness or for other general corporate purposes.

Item 1.02          Termination of a Material Definitive Agreement.

Pursuant to the Purchase Agreement and effective as of the Closing Date, each of (i) that certain Master Contribution Agreement, dated as of December 5, 2005, by and among the Company, TWC Holdings and TWC and (ii) that certain Registration Rights Agreement, dated on or about July 21, 2006, between the Company and TWC, were terminated in their entirety.

Item 2.03          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure requirement of this Item 2.03 is included in Item 1.01 above under the captions “Purchase and Sale Agreement” and “Note and Warrant Purchase Agreement” and is incorporated herein by reference.

Item 3.02          Unregistered Sale of Equity Securities.

The sale of securities referenced in Item 1.01 under the headings “Purchase and Sale Agreement” and “Note and Warrant Purchase Agreement” (i.e., the issuance of the TWC Warrants and the Investor Warrants) have not been registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws, and were sold in a transaction exempt from registration pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder.  The aforementioned disclosures under Item 1.01 are hereby incorporated into this Item 3.02 by reference.

Item 5.01          Changes in Control of Registrant.

As disclosed in Item 1.01, effective as of the Closing Date and in connection with the Quadrant Transaction, the TWC Parties sold to GNPR Investments a controlling interest in the Distributor and, upon consummation of the transactions contemplated in the Exchange Agreement, the Company.  The disclosure under Item 1.01 is hereby incorporated into this Item 5.01 by reference.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of Directors

Effective as of the Closing Date and in connection with the Quadrant Transaction, Richard Koenigsberg, Larry Madden and Irwin Reiter resigned from the Board of Directors of the Company (the “Board”), and all committees thereof.

(b) Resignation of Christine Martinez

On February 2, 2009, the Company and the Distributor entered into a Severance Agreement (the “Severance Agreement”) with Christine Martinez pursuant to which Ms. Martinez resigned as Executive Vice President of Corporate Strategy of the Distributor, effective February 1, 2009.  Pursuant to the Severance Agreement, the Distributor agreed to pay Ms. Martinez a lump sum severance payment equal to six (6) months of Ms. Martinez’s base salary.  In addition, the Distributor agreed to pay Ms. Martinez’s and her dependants’ COBRA health insurance premiums for a period of six (6) months. In exchange for the above-described payments and benefits, Ms. Martinez released the Company and the Distributor from any and all claims relating to her employment with the Company and the Distributor or the termination thereof.

(d)           Election of Replacement Directors

On February 23, 2009 and effective as of February 27, 2009, the Board appointed Alan Quasha, Bruce Bunner and John Hecker to the Board, to fill the three vacancies on the Board resulting from the resignation of Messrs. Koenigsberg, Madden and Reiter, as described in paragraph (a) of this Item 5.02.  Effective as of his appointment to the Board, Mr. Quasha will become Chairman of the Board and a member of the Board’s Audit Committee, Compensation Committee and Nominating Committee.  Messrs. Bunner and Hecker will become members of the Board’s Audit Committee, Compensation Committee and Nominating Committee.  Mr. Quasha is the President of Quadrant and Mr. Bunner is a Managing Director of Quadrant, which is a party to the Restructuring Services Agreement described in Item 1.01 under the heading “Quadrant Services Agreement.”  Mr. Hecker is the Chairman and Chief Executive Officer of Music Publishing Company of America.

(e)           Executive Employment Agreements

On January 22, 2009, the Distributor entered into a letter agreement with Trevor Drinkwater (the “Drinkwater Employment Agreement”), pursuant to which Mr. Drinkwater was retained as the Distributor’s Chief Executive Officer for a term of three years, effective January 1, 2009.
On January 29, 2009, the Distributor entered into a letter agreement with Mitch Budin (the “Budin Employment Agreement”), pursuant to which Mr. Budin was retained as the Distributor’s Executive Vice President and General Manager for a term of three years, effective January 1, 2009.

On February 2, 2009, the Distributor entered into a letter agreement with Matthew Smith (the “Smith Employment Agreement”), pursuant to which Mr. Smith was retained as the Distributor’s President for a term of three years, effective January 1, 2009.

Item 5.03          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 14, 2009, the Company filed with the Delaware Secretary of State a Certificate of Designation of Series A Interim Convertible Preferred Stock of Genius Products, Inc. (the “Certificate of Designation”).  The Certificate of Designation was filed pursuant to the Exchange Agreement and, among other things, authorized 1,000,000 shares of a new series of Company Preferred Stock (the “Series A Interim Convertible Preferred Stock”).  Such Series A Interim Convertible Preferred Stock was issued to GNPR Investments and the TWC Parties pursuant to the Exchange Agreement and, pursuant to the Certificate of Designation, such Series A Interim Convertible Preferred Stock is subject to mandatory conversion at such time that the Company has a sufficient number of authorized and unreserved shares of Common Stock to permit the conversion of all Series A Interim Convertible Preferred Stock.

On February 13, 2009, the Company filed with the Delaware Secretary of State a First Amendment to Certificate of Designation of Series A Interim Convertible Preferred Stock of Genius Products, Inc.  (the “Amendment”), eliminating a 10-day notice period for the automatic conversion of the Series A Interim Convertible Preferred Stock into Common Stock.

The foregoing does not constitute a complete summary of the terms of the Certificate of Designation or the Amendment, copies of which are attached as Exhibit 3.1 and Exhibit 3.2, respectively.  The description of the terms of the Certificate of Designation and the Amendment are qualified in their entirety by reference to such exhibits.

Item 7.01          Regulation FD Disclosure.

On January 20, 2009, the Board and the Company’s majority stockholder authorized a reverse stock split of the Company’s Common Stock with an exchange ratio of 1-for-500.  The Board retains the discretion to implement the Reverse Split until January 20, 2010, following mailing of a definitive Information Statement to stockholders in accordance with SEC rules.

On February 23, 2009, the Company issued a press release announcing the restructuring transactions described in this Current Report.   A copy of the press release is attached as Exhibit 99.1 to this report and is deemed to be furnished, not filed, pursuant to Item 7.01 of Form 8-K.

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits.

3.1          Certificate of Designation of Series A Interim Convertible Preferred Stock of Genius Products, Inc., filed with the Delaware Secretary of State on January 14, 2009.

3.2          First Amendment to Certificate of Designation of Series A Interim Convertible Preferred Stock of Genius Products, Inc., filed with the Delaware Secretary of State on February 13, 2009.

4.01        Form of 5% Subordinated Unsecured Promissory Note by Genius Products, LLC.

10.01      Note and Warrant Purchase Agreement, dated as of February 17, 2009, among Genius Products, Inc., Genius Products, LLC, and each of the parties whose names appear from time to time on the signature pages thereto.

10.02      Registration Rights Agreement, dated as of February 17, 2009, among Genius Products, Inc. and each of the other parties whose names appear from time to time on the signature pages thereto.

10.03      Form of Warrant dated as of February 17, 2009 to purchase shares of Common Stock of Genius Products, Inc.

99.1        Press Release of Genius Products, Inc., dated February 23, 2009*

* Exhibit 99.1 is being furnished to the Securities and Exchange Commission (the “SEC”) and shall not be deemed filed with the SEC, nor shall it be deemed incorporated by reference in any filing with the SEC under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC. By: /s/ Trevor Drinkwater Trevor Drinkwater Chief Financial Officer

Date:  February 23, 2009